Harmony Biosciences Q3 2020 Financial and Business Update November 12, 2020 Exhibit 99.2

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Harmony’s Strategy for Growth Optimize WAKIX® Commercial Launch Expand Clinical Utility of WAKIX® Acquire New Assets

WAKIX net product revenue ($m) WAKIX® Net Product Revenue Q3 Net Product Revenue of $45.6M, 20% Increase over Q2 2020 Continued WAKIX growth in Q3 2020 vs. Q2 2020 20% increase in net revenue 22% growth in average number of patients Continued strength in demand, patient growth

Q3 2020 WAKIX® Launch Performance Metrics Average Number of Patients on WAKIX 2,200 ~80% >2,000 Unique HCP Prescribers Since Launch (25% of Narcolepsy HCP Prescribers) Targeted Account Lives Being Covered Positively (~182M Lives)

Core Attributes of WAKIX® Product Profile Align with Existing Unmet Needs in Narcolepsy

In descending order of importance as stated by combined HCP and patient audience

Top Unmet Needs in Narcolepsy (*cited by patients and HCPs*)	WAKIX (pitolisant)*
Need for non-scheduled treatment options (low/no abuse potential)	First and only FDA approved non-scheduled treatment option for narcolepsy ✓
Need for more tolerable treatment regimens	Established Safety Profile No Boxed Warning, no REMS Program ✓
Need for more effective treatment options	Statistically significant reduction in EDS and cataplexy demonstrated in two Phase III trials ✓
Novel MOAs beyond currently available therapies needed	First-in-class molecule with a novel MOA H_3R antagonist/inverse agonist; works through histamine ✓
Need for less frequently dosed products; need for once-daily options	Convenient, once daily dosing in the morning upon wakening ✓

* Based on FDA approved product labeling

Source: Harmony ATU, July 2018 (n=286); Versta Research, Know Narcolepsy Survey ("Know Narcolepsy"), October 2018

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Development Pipeline for Pitolisant

Current LCM Programs for Pitolisant: Scientific Rationale

HARMONY BIOSCIENCES

Prader-Willi Syndrome

- Rare, genetic multi-system disease characterized by hypothalamic dysfunction; decreased hypocretin levels in some patients[1,2]
- ~15-20,000 patients in US and more than 50% have EDS due to sleep-wake state instability of central origin and other factors[1]
- Primary endpoint is EDS; secondary outcomes: behavioral symptoms and cognitive function; exploratory endpoint in hyperphagia
- No approved treatments for EDS in PWS and significant unmet medical need

Myotonic Dystrophy

- Rare, genetic multi-system disease; myotonia and progressive muscle weakness hallmark symptoms; EDS most common non-muscular symptom (~80% - 90% of patients)[3,4]
- Two forms: DM1 (~140,000 patients in US) more common than DM2 (~3 - 29,000 US patients); earlier onset and more severe symptoms in DM1 compared to DM2 [3,4]
- EDS and fatigue second only to muscle weakness in symptom prevalence and impact; decreased hypocretin levels [3,4]
- No approved treatments and significant unmet medical need

1. Camfferman, Sleep Medicine Reviews, 2008; 2. Omokawa et al, American Journal of Medical Genetics, 2015; 3. Dauvilliers et al, Sleep Medicine Reviews, 2012; 4. Hagerman et al, Muscle Nerve, 2019

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Q3 2020 Selected Financial Results Three Months Ended September 30, Nine Months Ended September 30, 2020 2019 2020 2019 Net Product Revenues $45.6 $103.5 Cost of Products Sales 7.9 17.8 Gross profit 37.7 85.6 Total Operating Expenses $27.3 $29.8 $76.4 $112.2 R&D Expense 4.2 4.3 11.8 62.31 S&M Expense 12.6 12.9 38.3 27.5 G&A Expense 10.5 12.6 26.3 22.4 Net Income (Loss) $1.9 $(31.9) $(36.7) $(115.5) Cash & cash equivalents $221.7 NOTE: 1 Includes $50M milestone which was due on FDA acceptance of NDA file In millions, USD

Thank You November 12, 2020